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                                                                Exhibit (d)(13)

LOGO [AIG]                                        SUPPLEMENTAL APPLICATION FOR
                                             CHRONIC ILLNESS ACCELERATED DEATH
                                                                 BENEFIT RIDER


AMERICAN GENERAL LIFE INSURANCE COMPANY, HOUSTON, TX

This is a supplement to the application for the Life Insurance for the Primary Proposed Insured. Please complete if the Chronic Illness Accelerated Death Benefit Rider is being elected.

(CHECK THE BOX THAT APPLIES)

[_] New Application  [_] Reinstatement  [_] Base Policy Specified Amount
Increase

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1. PRIMARY PROPOSED INSURED

   First Name __________ MI ____ Last Name ____________ Date of Birth ________

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2. BENEFITS (COMPLETE FOR NEW APPLICATION ONLY)

   A. MAXIMUM MONTHLY BENEFIT:  [_] 2% OF LIFETIME MAXIMUM BENEFIT
            [_] 4% OF LIFETIME MAXIMUM BENEFIT  [_] MAXIMUM PER DIEM ALLOWABLE

   B. LIFETIME MAXIMUM BENEFIT PERCENTAGE: __________%

   Note: If the Chronic Illness Accelerated Death Benefit Rider is approved and added to your policy, the policy will also include, at no additional charge, a Terminal Illness Accelerated Death Benefit Rider. The Disclosure of Accelerated Death Benefits form must be completed for the Chronic Illness Accelerated Death Benefit rider, if required by the state of issue.

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3. HEALTH QUESTIONS - IN THIS SECTION, "YOU" REFERS TO THE PRIMARY PROPOSED
   INSURED.

   A. During the last 12 months, have you:
      1. Required assistance or supervision of any kind
         to perform an activity of daily living, such as
         mobility (including the use of a pronged cane),
         taking medications, dressing, eating, walking,
         bathing or toileting?................................. [_] Yes [_] No
      2. Used a catheter, chair lift, dialysis, motorized
         scooter, oxygen equipment, quad or three-pronged
         cane, respirator, walker, or wheelchair?.............. [_] Yes [_] No
      3. Been advised to enter or reside in a nursing
         home, assisted living facility, long term care
         facility, Continuing Care Retirement Community
         (CCRC), residential care facility,
         rehabilitation facility, Skilled Nursing
         Facility (SNF) or an adult day care, or required
         home health care?..................................... [_] Yes [_] No
   B. During the last 3 years, have you used insulin to
      treat Diabetes?.......................................... [_] Yes [_] No
      Have you ever been diagnosed or treated by a
      licensed health care provider for:
      1. Diabetes WITH COMPLICATIONS (such as eye,
         kidney, or nerve damage)?............................. [_] Yes [_] No
      2. Diabetes AND Heart Disease, Stroke, or
         Peripheral Vascular Disease?.......................... [_] Yes [_] No
   C. Have you EVER been diagnosed with, been treated
      for, tested positive for, or received medical
      advice from a licensed health care provider for any
      of the following conditions:
       1. Alzheimer's disease, Dementia, Mild Cognitive
          Impairment (MCI), or Organic Brain Syndrome
          (OBS)................................................ [_] Yes [_] No
       2. Amputation due to disease............................ [_] Yes [_] No
       3. ALS (Lou Gehrig's disease)........................... [_] Yes [_] No
       4. Stroke, Cerebral Vascular Accident (CVA), or
          Transient Ischemic Attack (TIA)...................... [_] Yes [_] No
       5. Organ Transplant (other than corneal)................ [_] Yes [_] No
       6. Multiple Sclerosis................................... [_] Yes [_] No
       7. Huntington's Chorea.................................. [_] Yes [_] No
       8. Muscular Dystrophy................................... [_] Yes [_] No
       9. Myasthenia Gravis.................................... [_] Yes [_] No
      10. Macular Degeneration................................. [_] Yes [_] No
      11. Blindness............................................ [_] Yes [_] No
      12. Optic Neuritis....................................... [_] Yes [_] No

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       13. Osteoporosis with fractures........................ [_] Yes  [_] No
       14. Parkinson's disease................................ [_] Yes  [_] No
       15. Post-Polio Paralytic Syndrome...................... [_] Yes  [_] No
       16. Polymyositis....................................... [_] Yes  [_] No
       17. Scleroderma........................................ [_] Yes  [_] No
       18. Memory loss........................................ [_] Yes  [_] No
       19. Unplanned weight loss greater than 15 pounds
           within the last 2 years............................ [_] Yes  [_] No
       20. Arthritis with narcotic pain medication within the
           past 12 months..................................... [_] Yes  [_] No
    D. Do you have a parent or sibling diagnosed or treated
       by a licensed health care provider for Huntington's
       chorea or Polycystic Kidney Disease?................... [_] Yes  [_] No
IF ANY QUESTION IN 3. A-D WAS ANSWERED YES, THE RIDER IS NOT AVAILABLE FOR THE PRIMARY PROPOSED INSURED AND THIS SUPPLEMENTAL APPLICATION SHOULD NOT BE COMPLETED OR SUBMITTED.
    E. In the last 5 years, have you been diagnosed with,
       treated for, tested positive for, or received medical
       advice from a licensed health care provider for any of
       the following conditions:
       1.  Disorientation..................................... [_] Yes  [_] No
       2.  Multiple falls or injury due to a fall............. [_] Yes  [_] No
       3.  Chest Pain......................................... [_] Yes  [_] No
       4.  Loss of balance.................................... [_] Yes  [_] No
       5.  Loss of strength................................... [_] Yes  [_] No
       6.  Tremors............................................ [_] Yes  [_] No
       7.  Dizziness.......................................... [_] Yes  [_] No
    F. Do you have a handicap sticker, handicap placard, or
       handicap license plate? (If yes, give reason below).... [_] Yes  [_] No
    G. In the last 24 months, have you had to limit or been
       advised by a licensed health care provider to limit,
       reduce, discontinue or restrict any activities or
       hobbies? (If yes, give reason below)................... [_] Yes  [_] No
    H. In the past 24 months, have you required assistance
       with shopping, arranging transportation, housekeeping,
       cooking, laundry, meal preparation, managing finances,
       managing medications, using the telephone or used a
       straight cane? (If yes, give reason below)............. [_] Yes  [_] No

    GIVE DETAILS TO ALL YES ANSWERS TO QUESTIONS 3. E-H.

     QUESTION #            NATURE OF           DATE OF LAST TREATMENT    NAME & ADDRESS OF
                  CONDITION/DATE OF DIAGNOSIS OR LAST MEDICATION TAKEN    PHYSICIAN SEEN

    ------------  --------------------------- ------------------------  ------------------

    ------------  --------------------------- ------------------------  ------------------

    ------------  --------------------------- ------------------------  ------------------

    ------------  --------------------------- ------------------------  ------------------

    I. Within the past 5 years, have you received any long
       term care benefits, disability income benefits or
       Social Security Disability Income Benefits? (If yes,
       please provide details in SECTION 4, REMARKS.)......... [_] Yes  [_] No

    J. Within the past 5 years, have you been declined for
       long term care insurance, including long term care or
       chronic illness insurance provided by rider to a life
       insurance or other policy including annuities? (If
       yes, please provide the name of the company, date and
       the reason in SECTION 4, REMARKS.)..................... [_] Yes  [_] No

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4.  REMARKS

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

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I, the Primary Proposed Insured signing below, agree that I have read the statements contained in this application supplement and that all statements and answers given in this application supplement are true and complete to the best of my knowledge and belief. I understand that any misrepresentation contained in this application and relied on by the Company may be used to reduce or deny a claim or void the policy if: (1) such misrepresentation materially affects the acceptance of the risk; and (2) the policy is within the contestable period.

I understand that benefits under the Chronic Illness and Terminal Illness riders are provided through an accelerated death benefit option, and that if I exercise the accelerated benefit option, any beneficiary I designate will receive a reduced death benefit.

Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.


PRIMARY PROPOSED INSURED SIGNATURE            LICENSED WRITING AGENT
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X                                             X ________________________________________
---------------------------------------

DATE ______________________________________   DATE _____________________________________

                                              WRITING AGENT NAME _______________________

                                               _________________________________________

                                              WRITING AGENT NUMBER _____________________

                                              AGENCY NUMBER ____________________________

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